                                                                   Exhibit 10.11


                         TRANSFER RESTRICTION AGREEMENT

     This Transfer Restriction Agreement (this "Agreement") is made and entered into as of May 31, 2002, by and among Hewitt Associates, Inc., a Delaware corporation (the "Company") and Hewitt Holdings LLC, an Illinois limited liability company ("Holdings").

                                   WITNESSETH:

     WHEREAS, Holdings is the beneficial owner of shares of Class B Common Stock, par value $0.01 per share, of the Company (the "Class B Common Stock"); and

     WHEREAS, Holdings and the Company desire to address herein certain rights and obligations with respect to the disposition of the Class B Common Stock as set forth in Holdings' Operating Agreement (the "Operating Agreement").

     NOW, THEREFORE, in consideration of the premises, covenants and provisions herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                        LIMITATIONS ON TRANSFER OF SHARES

     Section 1.1. Holdings hereby certifies that (a) Section 6 of its Operating Agreement contains certain restrictions on transfer of shares of Class B Common Stock it beneficially owns (the "Transfer Restriction Provisions") and (b) Exhibit A is a true and complete copy of the Operating Agreement as in effect on the date hereof and no action has been taken for the purpose of effecting any amendment or modification thereof.

     Section 1.2. Holdings agrees that it shall not sell, transfer, pledge or otherwise dispose, whether directly or indirectly, whether or not for value, or distribute shares of Class B Common Stock, for a period of one year from the date of the initial public offering of the Company's common stock (the "IPO"), except: (a) with the approval of the independent directors of the Company, on the basis of a determination that such action is in the best interests of the Company or is otherwise appropriate in light of a particular individual's economic hardship or (b) distributions to owners resident outside of North America upon approval of Holdings' Executive Committee or (c) distributions to owners after the first anniversary of the IPO.

     Section 1.3. Holdings agrees that any distribution to an owner of shares of Class B Common Stock prior to the second anniversary of the date of the IPO, will be subject to the condition that each such owner agrees to be bound by the Transfer Restriction Provisions through the second anniversary of the date of the IPO.

     Section 1.4. Holdings agrees that it shall not amend or waive the Transfer Restriction Provisions or the provisions of Section 6 of its Operating Agreement governing goodwill shares and the market value of such shares without the approval of the independent directors of the Company on the basis of a determination that such action is in the best interests of the Company or is otherwise appropriate in light of a particular individual's economic hardship.

                                   ARTICLE II

                         OTHER AGREEMENTS OF THE PARTIES

     Section 2.1. Assignment. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of Holdings and the Company.

                                  ARTICLE III

                                  MISCELLANEOUS

     Section 3.1. Term of the Agreement. This Agreement shall remain in full force and effect until the fourth anniversary of the date of the IPO unless sooner terminated by the Company.

     Section 3.2. Amendment. The provisions of this Agreement may be amended only with the written consent of the Company and Holdings.

     Section 3.3. Waivers. The failure of the Company at any time or times to require performance of any provision of this Agreement shall in no manner affect the rights at a later time to enforce the same. No waiver by the Company of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or the breach of any other term of this Agreement. Either party may waive the provisions of this Agreement, provided, however, that the Company may only waive provisions of this Agreement with the approval of the independent directors of the Company, on the basis of a determination that such action is in the best interests of the Company or is otherwise appropriate in light of a particular individual's economic hardship.

     Section 3.4. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     Section 3.5. Notices. Any communication, demand or notice to be given hereunder will be duly given (and shall be deemed to be received) when delivered in writing by hand or first class mail or by facsimile to a party at its address as follows:

     If to Holdings, to:  100 Half Day Road
                          Lincolnshire, Illinois 60069

                            Attention: General Counsel.

     If to the Company, to: 100 Half Day Road
                            Lincolnshire, Illinois 60069
                            Attention: General Counsel.

Any notice which is required to be given in writing pursuant to the terms of this Agreement may be given by facsimile.

     Section 3.6. Section Headings. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

     Section 3.7. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

                                      * * *

     IN WITNESS WHEREOF, the parties hereto have duly executed or caused to be duly executed this Agreement as of the dates indicated.

HEWITT ASSOCIATES, INC.


By:/s/ Dale L. Gifford
   -----------------------------------------
Printed Name:     Dale L. Gifford
Title: Chief Executive Officer


HEWITT HOLDINGS LLC


By:/s/ Gerald I. Wilson
   -----------------------------------------
Printed Name:     Gerald I. Wilson
Title: Chairman of the Executive Committee
and Authorized Representative